Text of Press Release
Index to Unaudited Actual and Pro forma Information
Consolidated and Combined Statements of Operations for the three months ended September 26, 2003 and September 27, 2002 (unaudited)
Consolidated and Combined Statements of Operations for the seven months ended September 26, 2003, the two months ended February 28, 2003 and the nine months ended September 27, 2002 (unaudited)
Condensed Consolidated and Combined Balance Sheets — September 26, 2003 (unaudited) and December 31, 2002
Pro forma Consolidated and Combined Statements of Operations for the three and nine months ended September 26, 2003 and September 27, 2002 (unaudited)
Reconciliation of GAAP Operating Income to Pro forma Adjusted EBITDA for the three and nine months ended September 26, 2003 and September 27, 2002 (unaudited)
Press Release dated 11/7/03

EXHIBIT 99.1

TRW Automotive Inc.
Reports 2003 Third Quarter Results

Financial Performance In-Line with Expectations
Following Decline in Industry Production Volumes

LIVONIA, MICHIGAN, November 7, 2003 — TRW Automotive Inc. today reported financial results for the third quarter ended September 26, 2003. Consolidated net losses were $23 million compared to predecessor third quarter combined net earnings of $57 million in the prior year period. Sales for the current year third quarter were $2.5 billion, which were consistent with the level achieved in 2002.

Several factors contributed to the sharp decline in profit between the current and prior year third quarter periods including a $65 million pre-tax decline in net pension/OPEB income, a $31 million non-cash charge incurred in the current quarter relating to the refinancing of the Company’s bank term debt, a decline of $13 million in other income, an increase of $12 million in net interest expense, and an increase of $6 million in restructuring charges between the two periods. Excluding these items, consolidated earnings before income taxes were consistent with combined prior year results.

For the third quarter ended September 26, 2003, pro forma consolidated net losses were $23 million compared to pro forma third quarter combined net earnings of $58 million in the prior year. Sales for the period were $2.5 billion, a 2.1 percent increase from the pro forma level achieved in 2002. The decline in profit between the two periods on a pro forma basis results essentially from the same factors described above.

Consolidated and combined results of the privately-held company have been adjusted to illustrate the estimated pro forma effects of the February 28, 2003 acquisition of the former TRW Inc.’s automotive business by affiliates of The Blackstone Group L.P. (“Blackstone”) from Northrop Grumman Corporation (“Northrop Grumman”), as if the acquisition had occurred on January 1, 2002. Blackstone affiliates and management currently own 80.4 percent of the business while a subsidiary of Northrop Grumman owns the remaining 19.6 percent.

TRW Automotive Third Quarter Results

The Company’s pro forma earnings before interest, taxes, depreciation, amortization and net pension and OPEB expense (EBITDAP) for the third quarter of 2003 totaled $214 million, a decline of 11.2 percent compared to pro forma EBITDAP of $241 million during the prior year third quarter. Included in the current quarter were $13 million of charges relating to costs associated with restructuring programs while the prior year quarter had $7 million of charges. These charges were primarily related to headcount reductions. Exclusive of these charges, third quarter 2003 EBITDAP was $227 million, a decline of 8.5 percent compared to last year.

“As expected, the third quarter proved to be a challenging period as both North American and European production volumes declined,” said TRW Automotive President and Chief Executive Officer, John C. Plant. “A strong result from our cost-down and productivity programs during the quarter allowed us to offset a substantial portion of the effect from lower production volumes.”

Third quarter pro forma EBITDAP results were negatively impacted by the effect of lower vehicle production volumes, both in North America and Europe, mix of products sold, and a lower level of other income. Partially offsetting these items were translation gains resulting from the relative weakness of the U.S. dollar, and the net effect of cost reduction programs in excess of inflation and pricing.

During the third quarter, the Company used $6 million of cash in support of operating activities, which included semi-annual cash interest payments of $81 million on the Company’s Senior and Senior Subordinated Notes. In addition, the Company also had capital expenditures totaling $87 million in the third quarter. As of September 26, 2003, net debt (defined as debt less cash and marketable securities) was $2.9 billion, an increase of $111 million as compared to June 27, 2003. The Company also completed a refinancing transaction in the third quarter that resulted in the establishment of a bank term C tranche of $1,250 million. These proceeds, together with $46 million of available cash, were used to retire the previously existing $1,100 million term B loan and $200 million of the previously existing $410 million term A loan.

TRW Automotive Third Quarter Results

For the nine-month period ended September 26, 2003, pro forma consolidated net earnings were $114 million compared to pro forma nine-month combined net earnings of $218 million in the prior year. Excluding a $158 million pre-tax decline in net pension/OPEB income, a $15 million unrealized currency translation gain on debt positions and the $31 million refinancing charge incurred in the third quarter, nine-month 2003 pro forma earnings before taxes improved by 8.7 percent compared to last year. Pro forma sales for the nine-month period were $8.3 billion, a 7.1 percent increase from the pro forma nine-month level achieved in 2002.

The Company’s pro forma EBITDAP for the nine-month period ended September 26, 2003 totaled $819 million, an increase of 5.5 percent compared to pro forma EBITDAP of $776 million during the nine-month period in 2002. Included in the nine-months of 2003 were approximately $25 million of charges relating to costs associated with restructuring programs, primarily headcount reductions, and costs associated with the separation of the Company from Northrop Grumman. The prior year nine-month results had $15 million of restructuring charges. Exclusive of these special charges, pro forma EBITDAP for the nine-month period ended September 26, 2003, was $844 million, an increase of 6.7 percent compared to last year.

Reconciliation to GAAP

For a reconciliation of the pro forma and non-GAAP numbers appearing in this release to GAAP, please see the accompanying presentation or visit our website at www.trwauto.com (investor information section).

Third Quarter Conference Call

John C. Plant, President and Chief Executive Officer, and Joseph S. Cantie, Vice President and Chief Financial Officer, will host a brief conference call to discuss third quarter results beginning at 11:00 a.m. EDT, Friday, November 7, 2003.

Domestic callers may access the conference call by dialing 877-852-7898.
International callers should dial 706-634-1095.

TRW Automotive Third Quarter Results

About TRW Automotive Inc.

TRW Automotive’s 2002 pro forma sales of $10.4 billion place it among the ten largest of the world’s automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company employs approximately 62,000 people in 22 countries who design, engineer, test and manufacture one of the broadest arrays of automotive safety systems. The Company’s products include braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine valves, fastening systems and aftermarket replacement parts and services. TRW Automotive news is available on the Internet at www.trwauto.com.

Forward-Looking Statements

This release may contain statements that are not statements of historical fact, but instead are forward-looking statements. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in Amendment No. 3 to our Registration Statement on Form S-4, filed with the Securities and Exchange Commission as of November 5, 2003 (the “Registration Statement”) and include: our substantial leverage; limitations on flexibility in operating our business contained in our debt agreements; increases in interest rates; our dependence on our largest customers; the possibility that our owners’ interests will conflict with ours; the highly competitive automotive parts industry and its cyclicality; pricing pressures from our customers; risks related to our ability to operate on a stand-alone basis, separate from our former parent; product liability and customer warranty and recall claims, and other risks and uncertainties set forth under “Risk Factors” in the Registration Statement. TRW Automotive does not intend or assume any obligation to update any of these forward-looking statements.

Company Contacts
Joseph S. Cantie	Manley Ford
Vice President and Chief Financial Officer	Director, Communications
(734-266-5433)	(734-266-2616)

TRW Automotive Inc.
Index to unaudited actual and
pro forma financial information

Page

Periods Ended September 26, 2003

Consolidated and Combined Statements of Operations for the three months ended September 26, 2003 and September 27, 2002 (unaudited)	1

Consolidated and Combined Statements of Operations for the seven months ended September 26, 2003, the two months ended February 28, 2003 and the nine months ended September 27, 2002 (unaudited)	2

Condensed Consolidated and Combined Balance Sheets — September 26, 2003 (unaudited) and December 31, 2002	3

Pro forma Consolidated and Combined Statements of Operations for the three and nine months ended September 26, 2003 and September 27, 2002 (unaudited)	4

Reconciliation of GAAP Operating Income to Pro forma Adjusted EBITDA for the three and nine months ended September 26, 2003 and September 27, 2002 (unaudited)	6

The accompanying unaudited actual and pro forma financial information and reconciliation to pro forma adjusted EBITDA should be read in conjunction with the TRW Automotive Inc. Registration Statement on Form S-4, as amended and filed as of November 5, 2003, which contains historical consolidated and combined financial statements and the accompanying notes to consolidated and combined financial statements and unaudited pro forma consolidated and combined financial information and accompanying notes to unaudited pro forma consolidated and combined financial information.

The accompanying unaudited combined pro forma financial statements are intended to give effect to the February 28, 2003 acquisition of the former TRW Inc.’s automotive business by affiliates of The Blackstone Group L.P. from Northrop Grumman Corporation, as if the acquisition had occurred on January 1, 2002. The unaudited pro forma combined financial statements are based upon available information and certain assumptions we believe are reasonable. However, these statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the acquisition been completed as of January 1, 2002, and should not be taken as representative of future consolidated results of operations or financial position.

i

TRW Automotive Inc.
Consolidated and Combined Statements of Operations (unaudited)

	Successor	Predecessor

	Three Months Ended

	September 26,	September 27,
(Dollars in millions)	2003	2002

Sales	$2,536	$2,545
Cost of sales	2,294	2,248

Gross profit	242	297

Administrative and selling expenses	127	123
Research and development expenses	38	34
Amortization of intangible assets	9	3
Other income — net	(4)	(17)

Operating income	72	154

Interest expense	74	62
Interest income	(1)	(2)
Loss on retirement of debt	31	—
Losses on sales of receivables	—	1

(Losses) earnings before income taxes	(32)	93
Income tax (benefit) expense	(9)	36

Net (losses) earnings	$(23)	$57

TRW Automotive Inc.
Consolidated and Combined Statements of Operations (unaudited)

	Successor	Predecessor

	Seven Months	Two Months	Nine Months
	Ended	Ended	Ended
	September 26,	February 28,	September 27,
(Dollars in millions)	2003	2003	2002

Sales	$6,453	$1,916	$7,956
Cost of sales	5,782	1,686	6,946

Gross profit	671	230	1,010

Administrative and selling expenses	302	100	386
Research and development expenses	92	27	108
Purchased in-process research and development	85	—	—
Amortization of intangible assets	19	2	11
Other (income) expense — net	(28)	4	(6)

Operating income	201	97	511

Interest expense	185	48	210
Interest income	(5)	(1)	(4)
Loss (gain) on retirement of debt	31	—	(4)
Losses on sales of receivables	25	—	5

(Losses) earnings before income taxes	(35)	50	304
Income tax expense	41	19	107

Net (losses) earnings	$(76)	$31	$197

TRW Automotive Inc.
Condensed Consolidated and Combined Balance Sheets
(unaudited at September 26, 2003)

	Successor	Predecessor

	September 26,	December 31,
(Dollars in millions)	2003	2002

Assets
Current assets:
Cash and cash equivalents	$399	$188
Marketable securities	16	26
Accounts receivable	1,887	1,348
Inventories	631	608
Prepaid expenses	59	49
Deferred income taxes	39	144

Total current assets	3,031	2,363

Property, plant and equipment—net	2,336	2,558
Goodwill and other intangible assets—net	3,546	2,578
Prepaid pension cost	85	3,048
Other assets	450	401

	$9,448	$10,948

Liabilities, minority interests and stockholders’ investment
Current liabilities:
Short-term debt	$54	$327
Current portion of long-term debt	14	17
Trade accounts payable	1,485	1,407
Other current liabilities	1,289	1,004

Total current liabilities	2,842	2,755

Debt allocated from TRW	—	3,279
Long-term debt	3,270	302
Post-retirement benefits other than pensions	1,011	751
Deferred income taxes	66	731
Other long-term liabilities	1,014	658

Total liabilities	8,203	8,476

Minority interests	50	81

Stockholders’ investment:
Parent company investment	—	2,738
Capital stock and paid-in-capital	1,216	—
Accumulated deficit	(76)	—
Accumulated other comprehensive earnings (losses)	55	(347)

Total stockholders’ investment	1,195	2,391

	$9,448	$10,948

TRW Automotive Inc.
Pro forma Consolidated and Combined Statements of Operations
(unaudited)

	Three Months Ended

	September 26,	September 27,
(Dollars in millions)	2003	2002

Sales	$2,536	$2,485
Cost of sales	2,293	2,184

Gross profit	243	301

Administrative and selling expenses	127	114
Research and development expenses	38	34
Amortization of intangible assets	9	7
Other income — net	(4)	(19)

Operating income	73	165

Interest expense	74	70
Interest income	(1)	(2)
Loss on retirement of debt	31	—
Losses on sales of receivables	—	3

(Losses) earnings before income taxes	(31)	94
Income tax (benefit) expense	(8)	36

Net (losses) earnings	$(23)	$58

TRW Automotive Inc.
Pro forma Consolidated and Combined Statements of Operations
(unaudited)

	Nine Months Ended

	September 26,	September 27,
(Dollars in millions)	2003	2002

Sales	$8,326	$7,773
Cost of sales	7,368	6,748

Gross profit	958	1,025

Administrative and selling expenses	400	357
Research and development expenses	119	108
Amortization of intangible assets	24	24
Other income — net	(25)	(12)

Operating income	440	548

Interest expense	216	210
Interest income	(5)	(4)
Loss on retirement of debt	31	—
Losses on sales of receivables	9	8

Earnings before income taxes	189	334
Income tax expense	75	116

Net earnings	$114	$218

TRW Automotive Inc.
Reconciliation to Pro Forma Adjusted EBITDA
(unaudited)

	Three Months Ended

	September 26,	September 27,
(Dollars in millions)	2003	2002

GAAP Operating Income	$72	$154
Pro forma adjustments:
Inventory fair market value adjustment	1	—
Depreciation and amortization	—	5
Stand alone costs	—	6

Pro forma operating income	73	165

Depreciation and amortization, net of pro forma adjustments	118	120
UK pension income	(14)	(69)
Pension expense, net of pro forma adjustment	18	8
OPEB expense	19	17

Pro forma EBITDAP	214	241

Cash restructuring charges	13	—
Other unusual items	—	7

Pro forma EBITDAP, excluding unusual items	227	248

Cash paid for pensions	(6)	(7)
Cash paid for OPEB, less indemnity	(18)	(12)

Pro forma Adjusted EBITDA	$203	$229

This schedule should be read in conjunction with the TRW Automotive Inc. Registration Statement on Form S-4 as amended and filed as of November 5, 2003, which contains summary historical and pro forma financial data.

EBITDAP, a measure used by management to measure operating performance, is defined as operating income plus depreciation and amortization, unrealized foreign exchange gain and net pension and OPEB expense. Adjusted EBITDA is defined as EBITDAP further adjusted to exclude unusual items and the cash paid for pension and other postretirement benefits. We believe that the inclusion of supplementary adjustments to EBITDAP applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material cash items and other unusual items that we do not expect to continue at the same level in the future.

Such Supplementary adjustments to EBITDA may not be in accordance with current Securities and Exchange Commission (“SEC”) practice or with regulations adopted by the SEC that apply to registration statements filed under the Securities Act of 1933 and periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that EBITDAP and Adjusted EBITDA be presented differently in filings made with the SEC than as presented on this schedule or not presented at all. We believe that amounts shown for Adjusted EBITDA as presented on this schedule are not materially different from the amounts calculated under the definition of EBITDA used in the indentures for our senior notes and our senior subordinated notes.

EBITDAP and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to operating income as an indication of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, these presentations of EBITDAP and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDAP and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, and, in the case of EBITDAP, pensions and other post retirement benefits.

TRW Automotive Inc.
Reconciliation to Pro Forma Adjusted EBITDA
(unaudited)

	Nine Months Ended

	September 26,	September 27,
(Dollars in millions)	2003	2002

GAAP Operating Income	$298	$511
Pro forma adjustments:
Inventory fair market value adjustment	43	—
Purchased in-process research and development	85	—
Stand alone costs	(1)	21
Depreciation and amortization	4	15
Other	11	1

Pro forma operating income	440	548

Depreciation and amortization, net of pro forma adjustments	359	351
Unrealized foreign exchange gain	(15)	—
UK pension income	(67)	(197)
Pension expense, net of pro forma adjustment	45	22
OPEB expense	57	52

Pro forma EBITDAP	819	776

Cash restructuring charges	19	7
Acquisition related expenses	6	—
Other unusual items	—	8

Pro forma EBITDAP, excluding unusual items	844	791

Cash paid for pensions	(23)	(19)
Cash paid for OPEB, less indemnity	(48)	(36)

Pro forma Adjusted EBITDA	$773	$736

This schedule should be read in conjunction with the TRW Automotive Inc. Registration Statement on Form S-4 as amended and filed as of November 5, 2003, which contains summary historical and pro forma financial data.

EBITDAP, a measure used by management to measure operating performance, is defined as operating income plus depreciation and amortization, unrealized foreign exchange gain and net pension and OPEB expense. Adjusted EBITDA is defined as EBITDAP further adjusted to exclude unusual items and the cash paid for pension and other postretirement benefits. We believe that the inclusion of supplementary adjustments to EBITDAP applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material cash items and other unusual items that we do not expect to continue at the same level in the future.

Such Supplementary adjustments to EBITDA may not be in accordance with current Securities and Exchange Commission (“SEC”) practice or with regulations adopted by the SEC that apply to registration statements filed under the Securities Act of 1933 and periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that EBITDAP and Adjusted EBITDA be presented differently in filings made with the SEC than as presented on this schedule or not presented at all. We believe that amounts shown for Adjusted EBITDA as presented on this schedule are not materially different from the amounts calculated under the definition of EBITDA used in the indentures for our senior notes and our senior subordinated notes.

EBITDAP and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to operating income as an indication of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, these presentations of EBITDAP and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDAP and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, and, in the case of EBITDAP, pensions and other post retirement benefits.